UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 31, 2017

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jaques Resignation

On July 31, 2017, based on a mutual decision with the Board and in conjunction with a company-wide reduction in force, Wade E. Jaques announced his intention to leave his role as the Vice President and Chief Accounting Officer of Bonanza Creek Energy, Inc. (the “Company”). Mr. Jaques’ last day of employment with the Company will be August 11, 2017 (the “Separation Date”).

In connection with the departure, Mr. Jaques will enter into a Separation and General Release Agreement with the Company (the “Release”), whereby (i) his employment agreement with the Company will be terminated; (ii) he will enter into a mutual release with the Company; (iii) he will receive an amount equal to one year of base salary as of the Separation Date, the maximum of which will be $260,000 (the “Base Salary Severance”), which will be reduced by the applicable portion of the Severance Offset (defined below); (iv) he will receive an amount equal to 50% of the greater of (a) the annual average of any bonuses received by Mr. Jaques from the Company’s Short Term Incentive Program in the two calendar years immediately before the Separation Date and (b) Mr. Jaques’ current “target” bonus amount as of the Separation Date (the “Bonus Severance” and, together with the Base Salary Severance, the “Severance Benefits”), provided that the maximum amount payable with respect to the Bonus Severance will be $61,295, which will be reduced by the applicable portion of the Severance Offset; (v) he will receive accelerated vesting of the equity grants he received upon the Company’s emergence from bankruptcy, consisting of 7,209 non-qualified stock options and 7,209 restricted stock units; (vi) he will be granted reimbursement of the difference between the amount he pays to effect and continue COBRA coverage and the employee contribution amount that active senior executive employees of the Company or its applicable affiliate pay for the same or similar coverage, for the one-year period following the Separation Date; and (vii) if there is a change in control of the Company after June 4, 2017 and on or before June 5, 2018, he will receive an additional amount equal to the sum of the Severance Offset and the Bonus Severance. “Severance Offset” means, subject to and in accordance with Section 6(b) of the Company’s Executive Change in Control and Severance Plan, the value of the Severance Benefits reduced on a dollar-for-dollar basis (but not below $0) by the aggregate “spread” value of unvested non-qualified stock options and the value of unvested restricted stock units, in each case, accelerated in connection with (v) above, as determined by the Company in good faith using the closing price of the Company’s common stock on the last trading day before the Separation Date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Form of Separation and Release Agreement of Mr. Jaques, which is filed herewith as Exhibit 10.1, and incorporated by reference herein in its entirety.

Item 9.01                   Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1*	Form of Separation and General Release Agreement, by and between Bonanza Creek Energy, Inc. and Wade E. Jaques.

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: August 4, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Separation and General Release Agreement, by and between Bonanza Creek Energy, Inc. and Wade E. Jaques.

*        Filed herewith.